                  [Form of Representative's Warrant Agreement]


                          GRAND COURT LIFESTYLES, INC.


                                       AND


                          ROYCE INVESTMENT GROUP, INC.



                       REPRESENTATIVE'S WARRANT AGREEMENT




                          Dated as of ___________, 1998

REPRESENTATIVE'S WARRANT AGREEMENT dated as of _____________ __, 1998, by and between GRAND COURT LIFESTYLES, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), and ROYCE INVESTMENT GROUP, INC., (hereinafter referred to variously as the "Holder" or the "Representative").


                                   WITNESSETH

WHEREAS, the Company proposes to issue to the Representative or its designees warrants ("Warrants") to purchase up to an aggregate of 300,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); and

WHEREAS, the Representative has agreed pursuant to the underwriting agreement dated as of the date hereof between the Company, certain selling stockholders identified therein and the several Underwriters listed therein (the "Underwriting Agreement"), to act as the Representative in connection with the proposed public offering of up to 3,000,000 shares of Common Stock, at an initial public offering price of $_______ per share of Common Stock (the "Public Offering"); and

WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative or its designees in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;

NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of $.0001 per Warrant, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant: Subject to the issuance and sale of the Common Stock in accordance with the Underwriting Agreement on the Closing Date, the Representative (and/or its designees, which shall include only officers of the Representative) is hereby granted the right to purchase up to 300,000 Warrants which give the Holder (as herein defined) the right to purchase, at any time from ________________ __, 199_ [one year from the effective date of the Registration Statement] until 5:30 P.M., New York time, on _______________ ____, 200_ [five years from the effective date of the Registration Statement] ("the Exercise Period"), up to an aggregate of 300,000 shares of Common Stock at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $_____ per share of Common Stock, [165% of the initial public offering price per share of Common Stock], subject to the terms and conditions of this Agreement (the "Warrant Shares"). Each Warrant shall initially be exercisable for one share of Common Stock. It is expressly understood that this Agreement entitles the Representative (and/or its designees) to purchase Warrants in the aggregate amount of ten percent (10%) of the number of securities offered to the public (excluding the overallotment option). Except as expressly set forth herein, the shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.       Exercise of Warrant.

         3.1 Method of Exercise. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock as set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds, subject to the adjustments provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased, at the Company's principal executive offices in Boca Raton, Florida, presently located at 2650 N. Military Trail, Suite 350, Boca Raton, Florida 33431, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants.) In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Common Stock purchasable thereunder.

         3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 hereof and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the aggregate Market Price (as defined below) of such Common Stock less the aggregate Exercise Price therefor, and the denominator of which is such aggregate Market Price of the Common Stock. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to
                  Section 13 hereof (the "Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

         3.3 Definition of Market Price. As used herein with respect to the Common Stock, the phrase "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three
                  (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the National Association of Security Dealers, Inc. ("NASD") through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the Board of Directors of the Company, based on the best information available to it.

4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance and delivery of certificates for the Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of such Holder, and the Company shall not be required to issue or deliver such certificates, unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Common Stock (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the person(s) authorized therefor by the Company's Board of Directors under its corporate seal reproduced thereon. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of Common Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be dated as of the Notice Date (regardless of when executed or delivered) and dividend bearing securities so issued shall accrue dividends from the Notice Date.

5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Representative, subject to compliance with applicable federal and state securities laws and Interpretations of the Board of Governors of the National Associates of Securities Dealers, Inc..

         (a) During the Expiration Period, this Warrant shall be freely transferable, in whole or in part, subject to the other terms and conditions hereof and to compliance with applicable federal and state securities laws.

         (b) Any transfer of this Warrant permitted by this Section 5 shall be effected by: (i) surrender of this Warrant for cancellation (with the annexed Form of Assignment duly executed) at the office or agency of the Company referred to in Section 3; (ii) delivery of a certificate (signed, if the Holder is a corporation or partnership, by an authorized officer or partner thereof), stating that each transferee designated in the assignment form is a permitted transferee under this
                  Section 5; and (iii) delivery of an option of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal and state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date provisions of this
                  Section 5(b) are satisfied, and the transferee(s) designated in the assignment form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Common Stock (or such other securities) as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term "Holder" shall include each such transferee, and the term "Warrant shall include each such transferred Warrant.

6.       Exercise Price.

         6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $______ per share of Common Stock [165% of the initial public offering price per share of Common Stock]. The adjusted exercise price of the Warrant shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. Any transfer of a Warrant shall constitute an automatic transfer and assignment of the registration rights set forth in Section 7 hereof with respect to the Common Stock or other securities, properties or rights underlying the Warrants.

         6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

7.       Registration Rights.

         7.1 Registration Under the Securities Act of 1933. The Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrants, certificates representing the Common Stock underlying the Warrants and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall bear the following legend:

                           The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2 Piggyback Registration. If, at any time commencing one year after the date hereof and expiring six (6) years thereafter, the Company proposes to register any of its securities under the Act, other than in connection with a merger or acquisition registered on Form S-4 (or a similar special purpose form) or with an employee benefit plan registered on Form S-8 (or a similar special purpose form), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or the Warrant Shares of its intention to do so. If the Representative or other Holders of the Warrants and/or the Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Representative and such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement; provided, however, that the Representative and such Holders of the Warrants and/or Warrant Shares shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing.

                  In the event that the managing underwriting for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) first the securities the Company proposes to sell, (b) second, the securities held by the entities, if any, that made a demand for registration, (c) third, the Warrant Shares requested to be included in such registration statement pursuant to Section 7.2 which, in the opinion of such underwriter, can be sold, pro rata among all proposed selling shareholders; provided, that in the event that any Warrant Shares requested to be included in such registration statement are not so included pursuant to the provisions of this Section 7.2(b), the Company will include such Warrant Shares in a subsequent registration statement to be filed by the Company with the Securities Exchange Commission no more than one hundred eighty (180) days following the effective date of the registration statement in which such Warrant Securities were not included, and the Company shall maintain the effectiveness of that subsequent registration statement for a period of no less than nine (9) months from its effective date.

                  Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3      Demand Registration.

                  (a) At any time commencing one (1) year after the date hereof and expiring four (4) years thereafter, the Holders of the Warrants and/or Warrant Shares representing a "Super Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under
                           Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for the earlier of (i) nine (9) consecutive months or
                           (ii) until the sale of all the Warrant Shares requested to be registered by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within ten (10) days after receiving notice from the Company of such request; provided, however, the Company shall be entitled to defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine in good faith that such registration would interfere with a pending corporate transaction, shall pass a written resolution to that effect and shall promptly make available to such Holders the aforementioned written resolution.

                  (b) The Company covenants and agrees to give written notice of any registration request under this Section
                           7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

                  (c)      In addition to the registration rights under Section
                           7.2 and subsection (a) and (b) of this Section 7.3, at any time commencing one (1) year after the date hereof and expiring four (4) years thereafter, any Holder of Warrants and/or Warrant Shares representing twenty-five percent (25%) of such securities (see
                           Section 7.4(m) below) shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion only, with the Commission a registration statement so as to permit a public offering and sale for such period of time ending at the earlier of (i) nine (9) consecutive months from the effective date of an applicable registration statement, or (ii) until the sale of all the Warrant Shares requested to be registered by any such Holder of its Warrant Shares; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and the registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request; provided, however, the Company shall be entitled to defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine in good faith that such registration would interfere with a pending corporate transaction, shall pass a written resolution to that effect and shall promptly make available to such Holders the aforementioned written resolution.

                  (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Super Majority of the Holders of the Warrants and/or Warrant Shares, the Company may, at its option, upon the written notice of election of a Super Majority of the Holders of the Warrants and/or Warrant Shares requesting such registration, repurchase (i) any and all Warrant Shares of such Holders at the higher of the Exercise Price and Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or 7.3(c) or (y) the expiration of the period specified in Section 7.4(a), and (ii) any and all Warrants of such Holders at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

         7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

                  (b) The Company shall pay costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions on behalf of the Holders), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses, if any. The participating Holder(s) will pay all costs, fees and expenses (including those of the Company) in connection with any registration statement filed pursuant to Section 7.3(c).

                  (c) The Company will use its best efforts to take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (d) The Company shall indemnify and hold harmless the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against any and all losses, claims, damages, expenses or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that the Company shall not be liable in any such case to the extent such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in reliance upon and in conformity with information furnished in writing by Holder(s) of the Warrant Shares to be sold pursuant to such registration statement for use in the preparation thereof.

                  (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages or expenses or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever including, without limitation, the fees and expenses of legal counsel and accountants) to which they may become subject under the Act, the Exchange Act or otherwise, arising from or based upon an untrue statement or alleged untrue statement or omission made in such registration statement, in reliance upon and in conformity with information furnished in writing by the Holder(s) of the Warrant Securities to be sold pursuant to such registration statement for use in the preparation thereof.

                  (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (g) Notwithstanding the foregoing, if the Warrant Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with such underwriter are in conflict with the provisions of Sections 7.4(d) and 7.4(e), the provisions of such underwriting agreement shall be controlling, provided that the Holder is a party to such underwriting agreement.

                  (h) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) to be or remain effective during the one hundred-eighty (180) day period following the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Warrants and Warrant Shares representing a Super Majority of such securities, which consent shall not be unreasonably withheld.

                  (i) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (j) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
                           Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                  (k) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

                  (l) In connection with an underwritten offering pursuant to Section 7.3, the Company shall enter into an underwriting agreement with the underwriters selected for such underwriting by the Holders of a Super Majority of the Warrant Shares requested to be included in such underwriting, which may be the

                           Representative. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to the underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders and their intended methods of distribution.

                  (m) In addition to the Warrant Shares, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into Common Stock.

                  (n) For purposes of this Agreement, the term "Super Majority" in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of sixty six point six seven percent (66.67%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

8. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7 hereof that each of the selling Holders shall:

                  (a) Furnish to the Company such information regarding themselves, the Warrant Securities held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Securities.

                  (b) Notify the Company, at any time when a prospectus relating to the Warrant Securities covered by a registration statement is required to be delivered under the Act, or the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

9.       Adjustments to Exercise Price and Number of Securities.

         9.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         9.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

         9.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Shares issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price per share of Common Stock purchasable hereunder in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         9.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or
                  (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the Common Stock outstanding as of the date hereof, any Holder, as its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         9.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or surviving such merger shall execute and deliver to each Holder a supplemental warrant agreement providing that the Holder of each Warrant than outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a Holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         9.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants or the Warrant Shares;

                  (b) Upon the issuance or sale of Common Stock (or any other security convertible exercisable, or exchangeable into shares of Common Stock) upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants or other securities or indebtedness of the Company outstanding as of the date of this Agreement or granted pursuant to any stock option plan of the Company; provided, that, in the case of all such stock option plans, the aggregate amount of Common Stock issued thereunder does not exceed 15% of the number of shares of Common Stock then outstanding after giving effect to the conversion, exercise or exchange of all securities convertible, exercisable or exchangeable for Common Stock;

                  (c) If the amount of said adjustment shall be less than five cents ($.05) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents ($.05) per Warrant Share.


         9.7 Form of Warrant After Adjustments. The form of the Warrant Certificates need not be changed because of any adjustments in the Exercise Price or number of Warrant Securities, and warrant securities theretofore or thereafter issued may continue to express the same Exercise Price and number of Warrant Securities as are stated in the respective Warrant Securities, as initially issued.

10. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations and in such names as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

12. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder or other person or entity. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq/NMS.

13. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon any Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, or capital surplus (in accordance with applicable law) as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

         then, in any one or more of said events, the Company shall give written notice of such an event at least twenty (20) days prior to the date fixed as a record date or the date of the closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         (c) If to the Representative, to Royce Investment Group, Inc., 199 Crossways Park Drive, Woodbury, New York 11797, Attention:
                  General Counsel.

15. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Representative, the Holders and their respective successors and assigns hereunder.

17. Termination. This Agreement shall terminate at the close of business on __________, 2005. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ________, 2010.

18. Governing Law: Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to its rules governing the conflicts of laws.

         The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

19. Entire Agreement Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Shares.

23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       GRAND COURT LIFESTYLES, INC.

                                       By: ___________________________________

                                           Name: _____________________________

                                           Title: ____________________________



                                       [SEAL]



                                       ROYCE INVESTMENT GROUP, INC.

                                       By: ___________________________________

                                           Name: _____________________________

                                           Title: ____________________________



                                       [SEAL]

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                       EXERCISABLE ON OR BEFORE 5:30 P.M.,
                        NEW YORK TIME, ___________, 2003


                                                   Warrants to Purchase ________
                                                          Shares of Common Stock


No. W-__________


                               WARRANT CERTIFICATE


This Warrant Certificate certifies that _________________________________, or registered assigns, is the registered holder of ________ Warrants, each Warrant to purchase initially, at any time from _______________ __, 1999 [one year from the effective date of the Registration Statement] until 5:30 p.m. New York time on _____________ __, 2003 [five years from the effective date of the Registration Statement] ("Expiration Date"), up to _______ fully-paid and non-assessable Shares of Common Stock, par value $.01 each ("Common Stock") of Grand Court Lifestyles, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $________ [165% of the initial public offering price] per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to conditions set forth herein and in the Warrant Agreement dated as of ______________ __, 1998 by and between the Company and Royce Investment Group, Inc., (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such numbered unexercised Warrants pursuant to the terms of the Warrant Agreement.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of _____________, 1998

                                       GRAND COURT LIFESTYLES, INC.


                                       By: ___________________________________

                                           Name: _____________________________

                                           Title: ____________________________



                                       [SEAL]



                                       Attest:


                                       _______________________________________
                                       Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of GRAND COURT LIFESTYLES, INC. (the "Company") in the amount of $__________, all in accordance with the terms of Section 3.1 of the Underwriter's Warrant Agreement dated as of _______________ __, 1996 between the Company and ROYCE INVESTMENT GROUP, INC. The undersigned requests that a certificate for such securities be registered in the name of ______________________________________ whose address is
__________________________________________ and that such Certificate be delivered to ___________________ whose address is
____________________________________.


Dated:


Signature:  _____________________________
             (Signature must conform in
             all respects to name of
             Holder as specified on the
             face of the Warrant
             Certificate.)

_________________________________________
(Insert Social Security or Other
  Identifying Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase GRAND COURT LIFESTYLES, INC. (the "Company") Common Stock, all in accordance with the terms of Section 3.2 of the Underwriter's Warrant Agreement dated as of _____________ __, 1998 between the Company and ROYCE INVESTMENT GROUP, INC. The undersigned requests that a certificate for such securities be registered in the name of ______________________________ whose address is
____________________________________ and that such Certificate be delivered to
_________________________ whose address is ______________________________.


Dated:


Signature:  _____________________________
             (Signature must conform in
             all respects to name of
             Holder as specified on the
             face of the Warrant
             Certificate.)

_________________________________________
(Insert Social Security or Other
  Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]


(To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto _________________________________________________________ (Please
print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:


Signature:  _____________________________
             (Signature must conform in
             all respects to name of
             Holder as specified on the
             face of the Warrant
             Certificate.)

_________________________________________
(Insert Social Security or Other
  Identifying Number of Holder)